EXHIBIT 10.24

SERVICE CONTRACT

IBERDROLA USA, INC.

AND

ROBERT D. KUMP

For the provision of various non executive services

SERVICE CONTRACT

Between

(1)	IBERDROLA USA, INC., a New York corporation. (hereinafter referred to as the “Company”)

(2)	ROBERT D. KUMP, of 52 Farm View Drive, New Gloucester, Maine (hereinafter referred to as the “Executive”)

collectively referred to as the “Parties”.

WHEREAS:-

(I)	the Executive is skilled and experienced in the provision of services similar to the Services which the Company requires to be performed; and

(II)	in reliance on such skill and experience, and pursuant to approval by the Board dated 16 January 2014, the Company has selected the Executive to provide the Services and the Executive undertakes to provide he Services on the main terms set out in this Agreement.

NOW IT IS HEREBY AGREED between the Company and the Executive as follows:

1.	INTERPRETATION

In this Agreement the following words and expressions shall have the following meanings:-

“Agreement”	means this agreement and the 2 schedules attached hereto;

“Board”	means the board of directors of lberdrola USA, Inc.;

“CC Terms of Reference”	means the terms of reference of the lberdrola USA, Inc. Coordination Committee set out in Schedule 2 of this Agreement and as amended from time to time by the Company;

“Commencement Date”	16 January 2014;

“Confidential Information”	means information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company or any Group Company for the time being confidential to the Company or any Group Company and trade secrets including, without limitation, technical data and know- how relating to the business of the Company or any Group Company or any of its or their business contacts;

“Expiration Date”	has the meaning set out in clause 2;

“Fee”	$120,000 per annum;

“Governance System”	means the Corporate Governance System of lberdrola, S.A. and lberdrola USA as amended from time to time;

“Group Company”	means the Company, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time;

“Intellectual Property Rights”	means all patents, rights to Inventions, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future In any part of the world;

“Invention”	means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium;

“Policies & Procedures”	means the lberdrola USA policies and procedures available on the pages of the lberdrola USA Intranet;

“Pre-Contractual Statement”	means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the provision of the Services under this agreement which is not expressly set out in this agreement or any documents referred to in it;

“Services”	shall mean the services set out in schedule 1, including general organizational duties as shall be appointed by the Board, including to receive regular information on the activities of the lberdrola USA group in order to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the US, to represent the company’s interest and act as a point of contact in the US, and to coordinate the activities of the lberdrola USA group and its subsidiary companies. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

“Subsidiary & Holding Company”	In relation to a company mean “subsidiary” and “holding company.”

2.	COMMENCEMENT AND DURATION

This Agreement shall commence on the Commencement Date and, subject to the remaining terms of this Agreement, shall be for an initial fixed term of twelve (12) months expiring on 16 January 2015 (“Expiration Date”) and shall continue thereafter unless or until terminated by either party giving the other not less than three (3) months notice in writing, expiring on or after the Expiration Date.

3.	PROVISION OF SERVICES

3.1	In consideration of the payment of the Fee, the Executive shall provide the Services to the Company in accordance with the terms of this Agreement.

3.2	In the provision of the Services the Executive will at all times comply with:

(a)	the Coordination Committee Charter;

(b)	the Governance System of the Company or any Group Company;

(c)	any compliance manual of the Company or any Group Company;

(d)	all of the Company’s Policies and Procedures; and

(e)	all applicable law and regulations.

3.3	The Executive will:

(a)	faithfully and diligently perform such Services as may from time to time be assigned to him by the Company;

(b)	comply with all reasonable and lawful directions given to him by the Company;

(c)	promptly make such reports to the Company or the Board in connection with the affairs of the Company or any Group Company on such matters and at such times as are reasonably required;

(d)	use his best endeavors to promote, protect, develop and extend the business of the Company and the Group; and

(e)	report his own wrongdoing and any wrongdoing or proposed wrongdoing of an employee or director of the Company or any Group Company to the Company or the Board immediately on becoming aware of it.

4.	TIME COMMITMENT

The Executive confirms that by entering into the Agreement he will and is able to allocate sufficient time to meet the expectations of the Company and the Board in relation to the provision of the Services. The Executive must seek prior approval should he wish to accept additional outside commitments that might affect the time the Executive is able to devote to the Services.

5.	STATUS AND FEES

5.1	This Agreement does not constitute an offer of employment or an employment contract. It is unrelated to the Executive’s employment with Iberdrola USA Networks, Inc. Nothing in the Agreement shall amend, alter, or otherwise change Executive’s employment agreement dated October 1, 2010 with Iberdrola USA Networks, Inc.

5.2	The Fee payable to the Executive for performing the Services is not a salary, and will not be taken into consideration for the purposes of annual bonus, any long term incentive or strategic bonus, or pension benefits arising from the Executive’s employment with Iberdrola USA Networks.

6.	CONFLICTS OF INTEREST

6.1.	The Executive must ensure that the protection of commercially sensitive information is maintained at all times during the provision of the Services and in particular compliance with the relevant requirements relating to business separation as set out in the relevant Compliance requirements, Codes of Conduct, and Standards of Conduct applicable to the regulated business of the Group Companies.

6.2	The Executive will only carry out the Services in relation to the Iberdrola USA group.

6.3	If the Executive becomes aware of any potential conflicts of interest in the future, these should be disclosed to the secretary of the Board as soon as the Executive becomes aware of these.

7.	CONFIDENTIALITY

7.1	The Executive acknowledges that in the course of the Agreement he will have access to Confidential Information. The Executive has therefore agreed to accept the restrictions in this clause 7.

7.2	The Executive shall not (except in the proper course of the Services), either during the Agreement or at any time after its termination (however arising), use or disclose to any person, company or other organization whatsoever (and shall use his best endeavors to prevent the publication or disclosure of) any Confidential Information. This shall not apply to:

(a)	any use or disclosure authorized by the Company or required by law; or

(b)	any information which is already in, or comes into, the public domain other than through the Executive’s unauthorized disclosure.

8.	INTELLECTUAL PROPERTY

8.1	The Executive agrees that he continues to be bound by the Invention and Confidentiality Agreement referenced in the Executive’s lberdrola USA Networks, Inc. Employment Agreement.

9.	DATA PROTECTION

9.1	The Executive consents to the Company holding and processing information about the Executive for legal, administrative and management purposes and in particular to the processing of any personal data for compensation and payment purposes.

9.2	The Executive further consents to the Company making such information available to any of its Group Companies that provide products or services to the Company (such as payroll administrators).

10.	TERMINATION

10.1	The Company may terminate the Agreement with immediate effect without notice and with no liability to make any further payment of the Fee to the Executive (other than in respect of amounts accrued due at the date of termination) if the Executive:

(a)	is guilty of a serious breach of the rules or regulations as amended from time to time of any regulatory authority relevant to the Company or any Group Company or any code of practice issued by the Company (as amended from time to time);

(b)	is guilty of a serious breach of any compliance manual of the Company or any Group Company;

i.	is in breach of the Coordination Committee Terms of Reference, as amended from time to time;

ii.	is in breach of the US Foreign Corrupt Practices Act or the UK Bribery Act 2010 or any breach of the Company’s Anticorruption and Bribery Policy and related procedures;

iii.	fails to report any suspicions or knowledge of breach of the US Foreign Corrupt Practices Act, UK Bribery Act 2010 or the Company’s Anti-corruption and Bribery Policy;

iv.	is guilty of any gross misconduct affecting the business of the Company or any Group Company;

v.	commits any serious or repeated breach or nonobservance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;

vi.	is, in the reasonable opinion of the Company, negligent and incompetent in the performance of the Services;

vii.	Is declared bankrupt or makes any arrangement with or for the benefit of his creditors;

viii.	is convicted of any felony criminal offence;

ix.	is guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Company brings or is likely to bring the Executive or the Company or any Group Company into disrepute or is materially adverse to the interests of the Company or any Group Company; or

x.	is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems.

10.2	The rights of the Company under clause 10.1 are without prejudice to any other rights that it might have at law to terminate the Agreement or to accept any breach of this Agreement by the Executive as having brought the Agreement to an end, Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

10.3	Save for the provisions set out in clause 10.1 and in accordance with clause 2, the Company may terminate the Agreement by giving three (3) months prior written notice. On notice of termination of the Agreement being given, the Company may require the Executive to cease the Services with immediate effect, However the Executive will remain entitled to the Fee as normal up to the formal date of termination of the Agreement, together with reimbursement of any expenses properly incurred prior to that date.

11.	NOTICES

11.1	A notice given to a party under this Agreement shall be in writing in the English language and signed by or on behalf of the party giving it. It shall be delivered by hand or sent to the party at the address given in this agreement or as otherwise notified in writing to the other party,

11.2	Any such notice shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the address or given to the addressee;

(b)	in the case of pre-paid first class US post or other next working day delivery service, at 9:00 am on the second business day after posting or at the time recorded by the delivery service.

11.3	A notice shall have effect from the earlier of Its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt:

Date:

/s/ Ignacio Galan
Authorized Signatory

Date:

/s/ Robert D. Kump
Executive

THESE ARE THE SCHEDULES REFERRED TO IN THE FORGOING SERVICES CONTRACT BETWEEN IBERDROLA USA AND ROBERT D. KUMP

SCHEDULE 1

SERVICES

1.	Functions

1.1	The Executive will provide the Services to the Company as Chief Corporate Officer of the Company.

1.2	The Executive will provide the Services with assistance from the Company’s Coordination Committee.

1.3	The Executive must comply with the Coordination Committee Charter (attached at Schedule 2 to this Agreement) in the performance of the Services.

1.4	The functions of the Service will be non-executive, informative and coordinative in nature and will include:

•	obtaining access to and positively influencing the relevant regulatory and policy making bodies in the US;

•	to receive regular information on the activities of the lberdrola USA group in order to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the US;

•	to represent the company’s interests and act as a point of contact in front of key stakeholders; employees, customers, regulatory bodies, media policy makers and other relevant organizations;

•	to contribute to the Company’s external projection with a positive impact on corporate image and reputation;

•	under the auspices of the Coordination Committee, a non-executive body, the Executive will carry out his functions in accordance with the lberdrola USA Governance Structure, including the Coordination Committee Charter;

•	to coordinate the activities of the lberdrola USA group and its subsidiary companies; and to receive regular information on the activities of the lberdrola USA group to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the United States.

2.	Scope of Functions

•	the Executive shall at all times ensure the protection of commercially sensitive information and in particular he must attain the objectives and comply with the relevant requirements relating to business separation as set out in applicable law, regulations and the lberdrola governance documents.

SCHEDULE 2

IUSA COORDINATION COMMITTEE CHARTER

CHAPTER 1- NATURE. PURPOSE AND APPROVAL OF THE CHARTER

Article 1.- Nature and Purpose of the Charter

1.	lberdrola USA, Inc. and its subsidiary companies (hereinafter, the Iberdrola USA group’), have established the lberdrola USA Coordination Committee (hereinafter, the “Committee”), a permanent internal body, without executive functions, having an informative and coordinating role, for the activities of the lberdrola USA group. The Committee shall be governed by this Charter.

2.	This Charter sets out the principles of action and the internal operational regime of the Committee.

Article 2.- Approval: modification

1.	This Charter must be approved by a resolution of the Board of Directors of lberdrola USA, Inc ( the ‘Board’)

2.	Further to the proposal of either the Chairman of the Committee or the majority of its members, this Charter may be modified by means of resolution of the Board.

CHAPTER II.- MEMBERSHIP AND FUNCTIONS OF THE COMMITTEE

Article 3.- Membership; Purpose of the Committee

1.	The Committee shall consist of the following individuals:-

Chief Corporate Officer

Chief Executive Officer, Networks Business

Chief Executive Officer, Liberalised Business

Chief Executive Officer, Renewables Business

Head of Legal & General Secretary

and other corporate function representatives who could be appointed by the Board

The Committee shall have a chairman (the “Chairman”) who will be the Chief Corporate Officer and a secretary, the latter being the secretary of the Board.

Article 4.- Functions

The Committee shall have the following functions:

(i)	To coordinate the activities of the lberdrola USA group.

(ii)	To receive regular information on the activities of the lberdrola USA group to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the United States of America.

(iii)	To assist and support the Chief Corporate Officer, to effectively represent the lberdrola USA group interests and act as a point of contact in front of the key stakeholders in the United States of America; employees, customers, regulatory bodies, media, government and other relevant bodies.

(iv)	To assist and support the Chief Corporate Officer, to represent and contribute to the lberdrola USA group’s external projection, to achieve a positive impact on its corporate image and reputation.

Article 5.- Scope of Functions

1.	In carrying out its functions the Committee shall at all times ensure the protection of commercially sensitive information and in particular the members of the Committee must attain the objectives and comply with the relevant requirements relating to business separation of regulated and deregulated activities.

2.	The Committee will only carry out its function in relation to the lberdrola USA group and shall under no circumstances be concerned with or discuss matters relating to any other affiliated companies.

Article 6.- Appointment

1.	The members of the Committee, as well as the Chairman, shall be appointed by the Board.

2.	The members of the Committee shall exercise this office while their appointment in their current roles continues in force, unless the Board agrees otherwise.

Article 7.- Meetings of the Committee

1.	The Committee shall meet as many times as is considered necessary in the opinion of the Chairman to comply with its functions.

2.	The meetings of the Committee shall always take place in the United States of America and may be held by telepresence, telephone conference, call or by video conference call.

3.	The Chairman, or the secretary of the Committee at the request of the former, may call a meeting of the Committee by means of a letter, fax, telegram, email or any other means, addressed to each of its members, indicating the place, date and time of the meeting, as well as the agenda to be followed.

Article 8.- Quorum, Attendance

1.	The Committee shall be quorate when at least two (2) of its members are present or duly represented.

2.	Meetings of the Committee shall be presided over by the Chairman, who will be assisted by the secretary or vice secretary.

3.	The Committee, to assist in the fulfilment of its functions, may also request, through the Secretary the attendance at a meeting of the Committee of any director, manager or employee of the lberdrola USA group, provided that there is no legal impediment thereto.

Article 9.- Compliance

1.	The members of the Committee have the obligation to be aware of and comply with this Charter, for which purpose the secretary shall provide all of them with a copy.

2.	Additionally, the Committee, in particular the Chairman, shall have the obligation to oversee compliance with this Charter, adopting any measures necessary for such purpose.